MSB:ACW                                     April 25, 1994


   Newmont Mining Corporation
   1700 Lincoln Street
   Denver, Colorado  80203

   Dear Sirs:

           We have examined the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Mining Corporation, a Delaware corporation ("Newmont"), with the Securities and Exchange Commission (the "Commission"), relating to 74,886 shares (the "Shares") of its common stock, $1.60 par value (the "Common Stock"), issued or to be issued upon exercise of an option (the "Option") granted by Newmont to the Selling Stockholder named in the Prospectus forming a part of the Registration Statement (the "Selling Stockholder"), which Shares will be sold from time to time by the Selling Stockholder. The Selling Stockholder has received, and currently holds, a total of 6,115 Shares as a result of a partial exercise of the Option. All share amounts set forth herein have been adjusted to give effect to the 1.2481 shares to 1 share stock split declared by the Company on March 21, 1994.

           Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that (i) the 6,115 Shares currently held by the Selling Stockholder have been duly authorized and issued and are fully paid and nonassessable and (ii) the 68,771 Shares remaining to be issued upon exercise of the Option have been duly authorized and reserved for issuance by Newmont and, when issued and the option price therefor paid as described in the Option, will be validly issued, fully paid and nonassessable shares of Common Stock of Newmont.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Common Stock" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under

   Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 WHITE & CASE